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                                                                  Exhibit 23.1.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of United Auto Group, Inc. on Form S-3 (Registration No. 333-39997) and Form S-8 (Registration Nos. 333-14971, 333-26219 and 333-50816) of our report dated March 29, 1999 on our audit of the financial statements of United Auto Group, Inc. as of and for the year ended December 31, 1998 which appear in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 23, 2001

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